Exhibit 4.1

NORTHERN POWER SYSTEMS CORP. (INCORPORATED UNDER THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA) THIS CERTIFIES THAT * SPECIMEN * CUSIP: 66561Y107 ISIN: CA66561Y1079 **9,000,000*************9,000,000*************9,000,000*************9,000,000*************9,000,000****** NUMBER CERT.9999 FULLY PAID AND NON-ASSESSABLE VOTING COMMON SHARES IN THE CAPITAL OF is the registered owner of * NINE MILLION AND 00/100 * transferable only on the books of the Corporation by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers. DATED: JANUARY 01, 2009 COUNTERSIGNED AND REGISTERED Equity Financial Trust Company Toronto, Ontario, Canada, and Vancouver, British Columbia, Canada. Transfer Agent and Registrar AUTHORIZED OFFICER The Shares represented by this Certificate are transferable at the offices of Equity Financial Trust Company, Toronto, Ontario, and Vancouver, British Columbia, Canada Elliot Mark Troy C. Patton President & Chief Executive Officer Vice President & General Counsel The Shares represented by this Certificate are transferable at the offices of Equity Financial Trust Company, Toronto, Ontario, and Vancouver, British Columbia, Canada SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SECURITE AU VERSO 4762193 By

FOR VALUE RECEIVED, hereby sell, assign and transfer unto (PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE)(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE) Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Stock on the Books of the within named Corporation, with full power of substitution in the premises Dated: Signature: NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR. WITHOUT ALTERATION OR ENLARGEMENT. OR ANY CHANGE WHATSOEVER. AND MUST BE GUARANTEED BY A SCHEDULE 1 CANADIAN CHARTERED BANK OR AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.Guaranteed by:. 999999 TIR5405 ACCT9999 CERT.9999 There are special rights or restrictions attached to these shares and a copy of the full text thereof is obtainable from the registered office of the company on demand and without charge. RESTRICTIONS SECURITY INSTRUCTIONS – INSTRUCTIONS DE SECURITE This is watermarked paper do not accept without noting watermark. Hold to light to verify watermark. Papier filigrane ne pas accepter sans verifier la presence du filigrane pour ce faire placer a la lumiere